Registration No. 33-34499

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5

TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMC INSURANCE GROUP INC.
 (Exact name of Registrant as specified in its charter)

Iowa	42-6234555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

717 Mulberry Street
Des Moines, Iowa 50309
(515) 345-2450

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard W. Hoffmann
EMC Insurance Group Inc.
717 Mulberry Street
Des Moines, Iowa 50309
(515) 345-2450

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed maximum aggregate offering price	Amount of Registration Fee
See below (1)	—	—	—	—
	—	—	—	—
	—	—	—	—
	—	—	—	—

(1): The Registrant is not registering additional securities.

DEREGISTRATION OF SECURITIES

EMC Insurance Group Inc., an Iowa corporation (the “Company”), is filing this Post-Effective Amendment No. 5 in connection with the registration statement on Form S-3, Registration No. 33-34499 dated April 27, 1990, as amended (the “Registration Statement”) which registered shares of its common stock (collectively, the “Securities”) issued in connection with the Company’s Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan (the “Plan”).

The Company has elected to temporarily suspend the issuance of Securities in connection with the Plan. Accordingly, the Company is filing this Post-Effective Amendment No. 5 to the Registration Statement pursuant to Rule 478 under the Securities Act of 1933 to hereby remove from registration any Securities that have been registered for issuance but remain unsold as of the date of this Post-Effective Amendment No. 5.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on March 26, 2012.

EMC INSURANCE GROUP INC.

By:	/S/ Bruce G. Kelley
Name:	Bruce G. Kelley
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons on March 26, 2012 in the capacities and on the dates indicated.

By: /s/ Bruce G. Kelley	March 26, 2012
Bruce G. Kelley
President, Chief Executive Officer and
Director (Principal Executive Officer)

By: /s/ Mark E. Reese	March 26, 2012
Mark E. Reese
Senior Vice President and Chief Financial
Officer (Principal Financial and Accounting Officer)

/s/ *	March 26, 2012
George C. Carpenter III
Chairman of the Board of Directors

/s/ *	March 26, 2012
Stephen A. Crane, Director

/s/ *	March 26, 2012
Jonathan R. Fletcher, Director

/s/ *	March 26, 2012
Robert L. Howe, Director

/s/ *	March 26, 2012
Gretchen H. Tegeler, Director

*	By /s/ Mark E. Reese	March 26, 2012
Mark E. Reese
(Attorney-in-Fact)

EXHIBIT INDEX

Exhibit Number	Exhibit

24*	Power of Attorney.

*	Filed herewith